UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2017

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On November 21, 2017, Lowe’s Companies, Inc. (the “Company”) issued a press release announcing that Richard D. Maltsbarger had been promoted to the position of Chief Operating Officer, effective February 3, 2018.  On November 21, 2017, the Company filed a current report on Form 8-K to report this event.  This Amendment provides additional information required by Item 5.02(c)(3) of Form 8-K that was not included in the Company’s current report on Form 8-K filed on November 21, 2017.  The disclosure included in the current report on Form 8-K filed November 21, 2017 otherwise remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of its annual review of executive compensation on January 25, 2018, the Compensation Committee of the Board of Directors of the Company, determined that, in connection with his appointment to Chief Operating Officer effective February 3, 2018, Mr. Maltsbarger will receive an annual base salary of $725,000 and will be eligible for an annual cash-based, short-term incentive for fiscal 2018 with a target incentive opportunity of 100% of his base salary. Subject to his continued employment, in fiscal 2018 he will be granted equity-based awards under the Company’s Long-Term Incentive Plan having a value of 450% of his base salary and on other terms consistent with the awards granted to the Company’s other executive officers. He also will be eligible for benefits available to executive officers generally, as outlined in the Company’s proxy statement filed on April 21, 2017.

The actual value of the awards realized by Mr. Maltsbarger (as well as the Company’s other executive officers) will be based on the degree of achievement of performance vesting goals or satisfaction of vesting requirements based on continued employment with the Company and the value of the Company’s common stock when the awards are earned and become vested.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: January 31, 2018	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer and Secretary